EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-4 of New M-Flex Holding Corporation of our report dated December 22, 2006 relating to the consolidated financial statements of MFS Technology Ltd, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers Singapore

Singapore

April 12, 2007